As filed with the Securities and Exchange Commission on January 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTOSE BIOSCIENCES INC.

(Exact Name of Registrant As Specified In Its Charter)

Canada	2836	98-1136802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

251 Consumers Road, Suite 1105

Toronto, Ontario, Canada M2J 4R3

(647) 479-9828

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aptose Biosciences U.S. Inc.

Unit 120, 12770 High Bluff Drive

San Diego, California 92130

(858) 926-2730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Daniel M. Miller Dorsey & Whitney LLP Suite 1070, 1095 West Pender Street Vancouver, British Columbia Canada V6E 2M6	Fletcher Payne Senior Vice President and Chief Financial Officer Aptose Biosciences Inc. 251 Consumers Road, Suite 1105 Toronto, Ontario Canada M2J 4R3 (647) 479-9828	Ivan K. Blumenthal Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, NY 10022 (212) 692-6750

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-275870

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Aptose Biosciences Inc. (the “Corporation”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $3,360,871 in additional (i) common shares, (ii) pre-funded warrants to purchase common shares, (iii) warrants to purchase common shares, (iv) common shares underlying pre-funded warrants, (v) common shares underlying warrants, (vi) underwriter’s warrants to purchase common shares, (vii) common shares underlying underwriter’s warrants and (viii) securities that may be sold upon exercise of the underwriter’s over-allotment option. The contents of the Registration Statement on Form S-1 (Registration No. 333-275870), as amended, including the exhibits and powers of attorney included therein (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 25, 2024, are incorporated by reference in this Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Document
5.1*	Opinion of McCarthy Tétrault LLP

5.2*	Opinion of Dorsey & Whitney LLP related to the Warrants and Pre-Funded Warrants

23.1*	Consent of Independent Registered Public Accounting Firm (KPMG)

23.2*	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

23.3*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (Included on Signature Page of the Registrant’s Registration Statement on Form S-1, filed on December 4, 2023 (File No. 333-275870))

107*	Filing Fees

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on January 25, 2024.

Aptose Biosciences Inc.

By:	/s/ Fletcher Payne
Fletcher Payne
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

* William G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 25, 2024

/s/ Fletcher Payne Fletcher Payne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2024

* Denis Burger	Director	January 25, 2024

* Carol Ashe	Director	January 25, 2024

* Dr. Erich M. Platzer	Director	January 25, 2024

* Dr. Bernd R. Seizenger	Director	January 25, 2024

* Dr. Mark Vincent	Director	January 25, 2024

* Warren Whitehead	Director	January 25, 2024

*By:	/s/ Fletcher Payne
Fletcher Payne
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on this 25th day of January, 2024.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: Senior Vice President and Chief Financial Officer